UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2007
NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 753-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On August 28, 2007, David D. Harrison was elected to the Board of Directors of Navistar International Corporation (the “company”) as a Class III director. Mr. Harrison was also appointed as a member of the company’s Audit Committee and Finance Committee. In connection with Mr. Harrison’s election as a director of the company he will be entitled to receive our director compensation package consisting of an annual retainer in the amount of $60,000 (1/4 of which is to be paid in the form of restricted stock), meeting attendance fees of $1,500 for each Board or Committee meeting, an additional retainer fee of $3,000 for members of our Audit Committee and an annual stock option grant of 4,000 shares. A copy of the press release announcing Mr. Harrison’s election is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.
(c)	Exhibits

Exhibit No.	Description	Page

99.1	Press Release dated August 28, 2007	E-1
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant
Date: August 29, 2007	/s/ William A. Caton
William A. Caton
Chief Financial Officer